Exhibit 99.1

News

Cephalon Contacts:
Investor Contact: Chip Merritt
610-738-6376
cmerritt@cephalon.com

Media Contact: Robert Grupp
610-738-6402
rgrupp@cephalon.com

CIMA Contact:
James Hawley
952-947-8700
investorrelations@cimalabs.com

For Immediate Release

Cephalon, Inc. and CIMA LABS INC. Announce FTC Clearance to Proceed with Merger

Transaction Expected to Close Within Days

     West Chester, PA and Eden Prairie, MN — August 9, 2004 — Cephalon, Inc. (Nasdaq: CEPH) and CIMA LABS INC. (Nasdaq: CIMA) announced today that the U.S. Federal Trade Commission (FTC) has accepted a consent agreement that clears the way for Cephalon to complete its acquisition of CIMA. The companies expect the transaction to close within the next few days.

     “By becoming part of Cephalon, we see a tremendous opportunity for the people at CIMA to continue their excellent efforts to grow our business,” Steven Ratoff, Chairman and interim CEO of CIMA, said. “We are looking forward to creating a stronger company and to working with the highly motivated and successful group of people at Cephalon.”

     Frank Baldino, Jr., Ph.D., Chairman and CEO of Cephalon, said, “We are pleased with the decision of the FTC, and we look forward to combining CIMA’s operations into our business. We have been successfully serving the pain care market with ACTIQ for a number of years; we understand the needs of this market well and the return it can provide. This transaction provides us with a tremendous opportunity to significantly expand our established pain care franchise by adding OraVescent® fentanyl to our portfolio at a time when ACTIQ exclusivity expires.”

     OraVescent fentanyl currently is in Phase III clinical trials for treatment of breakthrough cancer pain, and Cephalon is targeting approval of this product by the U.S. Food and Drug Administration (FDA) for late 2006.

     OraVescent fentanyl is a tablet that utilizes an enhanced absorption transmucosal drug delivery technology developed by CIMA that provides for a rapid onset of pain relief. Cephalon believes that this delivery technology will be more appealing and will enable greater market penetration than has been the case with ACTIQ® (oral transmucosal fentanyl citrate) [C-II].

     Further, Cephalon plans to pursue a broader label for OraVescent fentanyl for the treatment of pain, which may enable the product to reach several million more patients. OraVescent fentanyl is protected by a pharmaceutical composition patent that extends until 2019.

     The FTC agreement represents a novel approach to satisfying antitrust concerns. Instead of being required to divest its existing product, Cephalon retains the right to continue to market ACTIQ. The company has agreed to grant a license to Barr Laboratories, Inc. to any remaining intellectual property related to ACTIQ.

     This license will become effective on February 3, 2007 (or September 5, 2006, if Cephalon does not obtain pediatric exclusivity). However, the license will become effective earlier if Cephalon obtains FDA approval of OraVescent fentanyl prior to these dates. Cephalon expects to obtain pediatric exclusivity, and therefore expects that the license will become effective upon final FDA approval of OraVescent fentanyl, which is anticipated late in 2006.

     Barr also may obtain rights to the sugar- free formulation of ACTIQ, effective when OraVescent fentanyl is approved. Cephalon expects to file in late 2004 a supplemental new drug application (sNDA) with the FDA requesting approval for the sugar- free formulation. The FDA’s targeted review period for this sNDA is four months; Cephalon anticipates final FDA approval in the middle of 2005.

     With the closing of this transaction in August, Cephalon expects additional sales of approximately $15 million and other revenue of approximately $10 million during the remainder of 2004. Therefore, the company is increasing its 2004 sales guidance by $15 million to $915-$965 million, which includes other product sales of $95-$105 million. The company also is increasing its third quarter 2004 sales guidance by $5 million to $250-$260 million. Importantly, the company’s previously issued diluted adjusted earnings per share guidance for the third quarter and full year 2004 remains unchanged.

     Cephalon management will discuss the CIMA acquisition with investors during a conference call beginning at 9:00 a.m. EDT on Tuesday, August 10, 2004. To participate in the conference call, dial 1-719-867-0660 and refer to Conference Code Number 565602. Individual investors are encouraged to log onto the investor relations section of www.cephalon.com and click on the webcast to access the live call. Further information concerning the FTC approval process and the terms of the consent agreement may be found on the Federal Trade Commission web site at www.ftc.gov.

     Cephalon, Inc.

     Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain.

     Cephalon currently employs approximately 2,000 people in the United States and Europe. U.S. sites include the company’s headquarters in West Chester, Pennsylvania, and offices and manufacturing facilities in Salt Lake City, Utah. Cephalon’s major European offices are located in Guildford, England, Martinsried, Germany, and Maisons-Alfort, France.

     The company currently markets three proprietary products in the United States: PROVIGIL® (modafinil) Tablets [C-IV], GABITRIL® (tiagabine hydrochloride) and ACTIQ and more than 20 products internationally. Full prescribing information on its U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

     CIMA LABS INC.

     CIMA develops and manufactures prescription and over-the-counter products based upon its proprietary, orally disintegrating drug delivery technologies, OraSolv® and DuraSolv®. Based on these technologies, an active drug ingredient, which the company frequently taste- masks, is formulated into a new, orally disintegrating dosage form that dissolves quickly in the mouth without chewing or the need for water. CIMA’s business involves a dual operating strategy. The company develops and manufactures orally disintegrating versions of drugs for pharmaceutical company partners for whom CIMA currently produces three branded prescription pharmaceuticals and four over-the-counter brands. CIMA is also developing proprietary products utilizing its orally disintegrating technologies, as well as its new OraVescent® enhanced absorption, transmucosal drug delivery system. Further information about CIMA is available at www.cimalabs.com.

     In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s and CIMA’s current expectations or forecasts of future events. These may include statements regarding the expected timing of the closing of the merger between Cephalon and CIMA, the targeted approval date of OraVescent fentanyl, the expected filing date of the sNDA for the sugar-free formulation of ACTIQ and the related anticipated date of FDA approval, Cephalon’s ability to significantly expand its pain care franchise with OraVescent fentanyl, its belief that the delivery technology of OraVescent fentanyl will be more appealing and will enable greater market penetration and its plans to pursue a broader label for OraVescent, the expected date of the effectiveness of the Barr license, anticipated scientific progress on the companies’ respective research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, including OraVescent fentanyl and the sugar-free formulation of ACTIQ, manufacturing development and capabilities, market prospects for the companies’ products or product candidates, sales and earnings guidance, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s and CIMA’s respective performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon and/or CIMA such as those set forth in their respective reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, neither Cephalon nor CIMA intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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